SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                           ___________

                            FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934

                         November 16, 1998
                          Date of Report


                      THE PITTSTON COMPANY
     (Exact name of registrant as specified in its charter)


             Virginia                                54-1317776
(State of incorporation or organization) (I.R.S. employer identification no.)


                            P.O. Box 4229
                    1000 Virginia Center Parkway
                         Glen Allen, Virginia                    23058-4229
                   (Address of principal executive offices)       (Zip Code)

                            (804) 553-3600
             (Registrant's telephone number, including area code)

                        ___________________________

Item 5.   Other Events

          On October 14, 1998, the Registrant and The Chase Manhattan Bank
(the "Trustee"), as Trustee, entered into Amendment No. 3 to the
Trust Agreement (as amended, the "Trust Agreement"), dated December 7, 1992, as amended by Amendment No. 1 thereto, dated as of July 27, 1993, and Amendment No. 2 thereto, dated as of January 19, 1996, that created The
Pittston Company Employee Benefits Trust (the "Trust"). Pursuant to the terms of the Trust Agreement, on November 13, 1998, the Registrant sold 1,500,000 additional shares of Pittston BAX Group Common Stock, $1.00 par value per share, and 800,000 additional shares of Pittston Minerals Group Common Stock, $1.00 par value per share, (collectively, the "Company Stock"), at prices equal to $8.1875 per share and $3.50 per share, respectively, (the last reported sales prices on the New York Stock Exchange Composite Tape on November 12, 1998), for an aggregate purchase price of $15,081,250. The purchase price is evidenced by a promissory note (the "Note") delivered by the Trustee to the Registrant.
The Note bears interest at the rate of nine and one-half percent (9.5%) per annum and is payable in installments as provided therein.

The Registrant may from time to time contribute cash to the Trust that, together with earnings of the Trust (primarily dividends on the shares of Company Stock), will be applied to payment of installments of principal and interest on the Note. If the Registrant fails to make sufficient contributions on the due date of any installment, the amount of the deficiency with respect to such installment may be forgiven. The Note is subject to prepayment in a similar manner.

The Trust was created to provide for the satisfaction of certain obligations of the Registrant and its affiliates under various employee benefit plans of the Registrant, particularly those providing for the acquisition by employees of shares of Company Stock. The Registrant believes that the Trust should have the effect of enhancing the Registrant's credit capacity and financial flexibility.

The shares of Company Stock held by the Trust are legally outstanding, but under generally accepted accounting principals will not be taken into account for purposes of determining earnings per share of the Registrant and its consolidated subsidiaries. The Trust and the Trustee disclaim beneficial ownership of all of such shares.

Item 7.   Financial Statements and Exhibits

Exhibit No.         Description

     99(a) Amendment No. 3 to The Pittston Company Employee Benefits Trust Agreement, dated October 14, 1998, between The Pittston Company and the Chase Manhattan Bank, as Trustee.

     99(b) Form of Promissory Note, dated November 13, 1998, delivered to the Registrant by the Trustee.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   THE PITTSTON COMPANY
                                   (Registrant)


Date: November 16, 1998            By:  /s/ Austin F. Reed
                                   Name: Austin F. Reed
                                   Title:  Vice President, General
                                           Counsel and Secretary